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                                                                   Exhibit 99.4


American Electric Power Company, Inc.

The undersigned appoints E. Linn Draper, Jr., Peter J. DeMaria and Gerald P. Maloney, and each of them, acting by a majority if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on May 27, 1998, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

Trustee's Authorization. The undersigned authorizes Fidelity Management Trust Company to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System Savings Plan at the annual meeting in accordance with the instructions below.

The Board of director Recommends a Vote:
"FOR" Proposals 1 and 2
"FOR" all Nominees for Director
"FOR" Proposal 4

Check this box to vote all proposals in accordance with the recommendations of the board of Directors


The Board Recommends a Vote "FOR" Proposal 1 and 2

                                                       For    Against    Abstain
                                                       / /      / /        / /

1.   Share Issuance to CSW Stockholders Pursuant to Merger

                                                       For    Against    Abstain
                                                       / /      / /        / /

2.   Increase Number of Authorized Shares of Common Stock

The Board Recommends a Vote "FOR" all Nominees for Director

                         For all Nominees              Withhold
                         Except as Noted               As to all
                         Below                         Nominee
                               / /                        / /

3.   Election of Directors
Check the box for the director(s) from whom you wish to withhold your vote
          J.P. DesBarres          E.L. Draper, Jr.        R.M. Duncan
          R.W. Fri                L.A. Hudson, Jr.        L.J. Kujawa
          A.E. Peyton             D.G. Smith              L.G. Stuntz
          K.D. Sullivan           M. Tanenbaum

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The board recommends a Vote "FOR" Proposal 4

                                                       For    Against    Abstain
                                                       / /      / /        / /

4.   Approval of Auditors

Check the box for the options which apply to you.

          Discontinue Annual Report mailing for this account (for multiple-account holders only).
          Attend the Annual Meeting

To submit your vote please click the button below
(YOUR VOTE WILL NOT BE COUNTED UNTIL THE SUBMIT VOTE BUTTON IS PRESSED)

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Success! Your vote has been tabulated and will be applied within 24 hours.

Thank you for using First Chicago Trust Company's Vote-By-Net Facility.

To provide comments regarding the proxy you have just voted, please press the button below.




                 You can now vote another proxy card, or return to
                      The First Chicago Trust Company Homepage

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Please send us your comments by filling out the following form.


Your Name:
E-mail address:
Mailing Address:


Daytime Phone:
Your Comments:

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Thank you for your comments!

You can now vote another proxy card, or return to The First Chicago Trust Company Homepage.

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American Electric Power Company
1998 Vote-By-Phone Script

Thank you for calling First Chicago's proxy voting service. If you have a United States social security number, press 1. If you do not have a United States social security number, press 2.

>1 (GO TO (1.1))                   >2 (GO TO (1.2))

(1.1) Using you touch tone phone, please enter the last four digits of your social security number.

>xxx

(1.2) Please have your proxy card available before voting. Enter the voter control number in the box including the pound sign as it appears below the perforation on your proxy car.

>xxx#xxxx#xxxxxx#

(if the first part of the control number that identifies the company you are voting is entered wrong, viz, xxx#xxxx#xxxxxx#

Is not a valid number. (go to (1.2))

(if good control number is entered)

the company you are voting is American Electric Power Company. If this is correct, press1 now. If not, press 9.

>1

One moment please.

Your phone vote is subject to the same terms and authorization as indicated on the proxy card. If also authorizes the named proxies to vote according to your instructions at the meeting of shareholders. One moment please. (go to (1.3))

(If the second and/or third part of the control number is entered wrong, viz xxx#xxxx#xxxxxx#)

I am unable to process this request at this time.  (Go to (1.2))

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(If incorrect social security number is entered)

Our record show that you have a social security.  (Go to (1.1))

>9 (go to (1.2))



(1.3)     If you would like to attend the annual meeting, please press 1 now.

>1

Note.  Attending!

>Nothing entered (Go to (1.4))

(1.4) If you would like us to discontinue mailing an annual report to this account, press 1.

          >1

          Noted. Discontinue!

          >Nothing entered.  (Go to 1.5))

(1.5) To vote all proposals in accordance with the recommendations of the board of Directors, press 1. If you wish to vote one proposal at a time, press 2.

          >1

          You have voted with the recommendations of the board of directors on all of the proposals. (Go to (1.8))

          >2

          Proposal #1

          To vote For, please press 1. To vote Against, please press 2 to Abstan, please press 3.

               >1  (Go to next the proposal)

               >2  (Go to next the proposal)

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               >3  (Go to next the proposal)

          Proposal #2

          To vote For, please press 1. To vote Against, please press 2. To Abstain, please press 3.

               >1  (Go to next the proposal)
               >2  (Go to next the proposal)
               >3  (Go to next the proposal)

          Directors, Proposal #3

          To vote for, please press 1. To withhold from all directors, please press 2. To withhold from individual directors, please press 3.

          (Go to next the proposal)
          (Go to next the proposal)
          (Go to next the proposal)

(1.6) Using the proxy card, please press the corresponding number followed by the number sign for each director from who you wish to withhold you vote. When completed, press the number sign.

>Invalid number entered.

"xx is not a valid number for any of the directors listed on your proxy card." (Go to (1.6)

>1# 3# 5## (go to next the proposal)

Auditors, Proposal #4

To vote For, please press 1. To vote Against, please press 2. To Abstain, please press 3.

>1  (Go to next the proposal)

>2  (Go to next the proposal)

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>3 (go to next the proposal)

(1.7) I will now summarize your vote. Please confirm your vote at the end of this message.

On proposal 1, you voted XXX
On proposal 2, you voted XXX
On proposal 3, you withheld your vote form director #1 #3 #5...
On proposal 4, you voted XXX

(1.8)     to confirm your vote, press 1.  To change it, press 9.

>1

One moment please.

Your vote has been successfully applied. It is not necessary for you to mail your proxy card. If you wish to vote another proxy at this time, press 1. Otherwise, you may hang up now.

>1        (Go to (1.2))

>9        (Go to (1.5))

Note:  If no action is taken the following script applies.

>         Nothing entered

Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)

>         Again, nothing entered

Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)
The information entered continues to be invalid. I am unable to process your request at this time. Thank you for calling. (Hang up) (End of call)